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                                                                    Exhibit 21.1

                             SUBSIDIARY COMPANIES OF
                         CENTURY BUSINESS SERVICES, INC.
                             AS OF DECEMBER 31, 2004
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                                                                       STATE OF
                      COMPANY NAME                                   INCORPORATION
---------------------------------------------------------------      -------------
 1 Benmark, Inc.                                                         Georgia
 2 CBIZ Accounting, Tax & Advisory of Atlanta, Inc.                      Ohio
 3 CBIZ Accounting, Tax & Advisory of Bethesda, Inc.                     Ohio
 4 CBIZ Accounting, Tax & Advisory of Boca Raton, Inc.                   Ohio
 5 CBIZ Accounting, Tax & Advisory of Central Ohio, Inc.                 Ohio
 6 CBIZ Accounting, Tax & Advisory of Chicago, Inc.                      Ohio
 7 CBIZ Accounting, Tax & Advisory of Cleveland, Inc.                    Ohio
 8 CBIZ Accounting, Tax & Advisory of Colorado, Inc.                     Ohio
 9 CBIZ Accounting, Tax & Advisory of Cumberland, Inc.                   Ohio
10 CBIZ Accounting, Tax & Advisory of Kansas City, Inc.                  Ohio
11 CBIZ Accounting, Tax & Advisory of New York, Inc.                     Ohio
12 CBIZ Accounting, Tax & Advisory of Northeast Ohio, Inc.               Ohio
13 CBIZ Accounting, Tax & Advisory of Northern California, Inc.          Ohio
14 CBIZ Accounting, Tax & Advisory of Orange County, Inc.                Ohio
15 CBIZ Accounting, Tax & Advisory of Topeka, Inc.                       Ohio
16 CBIZ Accounting, Tax & Advisory of Wichita, Inc.                      Ohio
17 CBIZ Accounting, Tax & Advisory, Inc.                                 Ohio
18 CBIZ Actuarial & Benefit Consultants, Inc.                            Ohio
19 CBIZ Beatty Satchell Business Services, Inc.                          Maryland
20 CBIZ Benefits & Insurance Services, Inc.                              Missouri
21 CBIZ Business Solutions of St. Louis, Inc.                            Ohio
22 CBIZ BVKT Business Services, Inc.                                     Ohio
23 CBIZ e-Solutions, Inc.                                                Ontario
24 CBIZ Financial Solutions, Inc.                                        Ohio
25 CBIZ FPG Business Services, Inc.                                      Ohio
26 CBIZ Gibraltar Real Estate Services Corporation                       Illinois
27 CBIZ Harborview, Inc.                                                 Ohio
28 CBIZ Insurance Services, Inc.                                         Maryland
29 CBIZ KA Consulting Services, Inc.                                     Ohio
30 CBIZ Kessler Government Relations, Inc.                               Ohio
31 CBIZ M & S Consulting Services, Inc.                                  Ohio
32 CBIZ M. T. Donahoe & Associates, Inc.                                 Ohio
33 CBIZ McClain Accounting, Tax & Advisory, Inc.                         Ohio
34 CBIZ Medical Management Professionals, Inc.                           Ohio
35 CBIZ Miller Wagner, Inc.                                              Ohio
36 CBIZ Nemphos, Weber Business Services, Inc.                           Ohio
37 CBIZ Network Solutions, Inc.                                          Ohio
38 CBIZ Philip-Rae Business Services, Inc.                               Ohio
39 CBIZ Property Tax Solutions, Inc.                                     Ohio
40 CBIZ Retirement Consulting, Inc.                                      Ohio
41 CBIZ SK&B Business Solutions, Inc.                                    Ohio
42 CBIZ Southern California, Inc.                                        Ohio
43 CBIZ Special Risk Insurance Services, Inc.                            Ohio
44 CBIZ Tax & Advisory of Nebraska, Inc,                                 Ohio
45 CBIZ Technologies, Inc.                                               Ohio
46 CBIZ Valuation Group, Inc.                                            Ohio
47 CBIZ Worksite Services, Inc.                                          Missouri
48 CBSI Management Co.                                                   Ohio
49 DP & Co. Business Services, Inc.                                      Ohio
50 Findaly Professional Ancillary Services II, Inc.                      Ohio
51 G & C Business Services, Inc.                                         Ohio
52 Government Employee Benefits Corporation of Georgia                   Georgia
53 MHM Resources, Inc.                                                   Ohio
54 Moore, Tyler & Company, Inc.                                          Ohio
55 MRP Business Solutions Group, Inc.                                    Ohio
56 SLW Business Services, Inc.                                           Ohio
57 Varney Business Services, Inc.                                        Ohio
58 WC & M Business Services, Inc.                                        Ohio
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